EXHIBIT 10.6
                EMPLOYMENT AGREEMENT FOR GEORGE E. YOUNG, III

                            EMPLOYMENT AGREEMENT


      THIS AGREEMENT is made effective as of October 1, 1999, by and between FALMOUTH BANCORP, INC. (the "Company"), and GEORGE E. YOUNG, III (the "Executive"). Any reference to the "Bank" herein shall mean Falmouth Co-operative Bank, a wholly-owned subsidiary of the Company, or any successor thereto.

      WHEREAS, the Company wishes to assure itself and for the Bank of the services of Executive for the period provided in this Agreement; and

      WHEREAS, the Executive is willing to serve in the employ of the Company and the Bank on a full-time basis for said period.

      WHEREAS, the Bank and the Executive are parties to an employment agreement made and entered into as of March 27, 1996 ("Prior Agreement") and the Company and the Executive desire to enter into a new agreement.

1.    POSITION AND RESPONSIBILITIES.

      During the period of his employment hereunder, Executive agrees to serve as Vice President and Chief Financial Officer of the Company and Vice President and Treasurer of the Bank. During said period, Executive also agrees to serve, if elected, as a director of the Company and/or the Bank, and/or as an officer and director of any subsidiary or affiliate of the Company.

2.    TERMS AND DUTIES.

      (a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. Prior to the extension of the Agreement as provided herein, the Board of Directors of the Bank will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

      (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

      (c) Nothing in this Agreement shall be deemed to prohibit the Executive at any time from terminating his employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

      (d) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Company and the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.    COMPENSATION AND REIMBURSEMENT.

      (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Company shall pay (or shall cause the Bank to pay) Executive as compensation a salary of $81,120 per year ("Base Salary"). Such Base Salary shall be payable weekly. During the period of this Agreement, Executive"s Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board. Executive's salary may be increased annually as of the first payroll period ending in the first week of October of each year during the term of this Agreement by
such additional amount as may be determined by the Board.   The salary of
the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The Employee shall not be entitled to receive fees for serving as a director of the Company or the Bank or any subsidiary of the Company or the Bank, or for serving as a member of any committee of the Board of Directors of the Company or the Bank or of any subsidiary of the Company or the Bank. In addition to the Base Salary provided in this
Section 3(a), Executive shall be entitled to participate in an equitable manner with all other executive officers in discretionary bonuses as may be authorized, declared and paid by the Board to executive officers during the term of this Agreement. The Bank shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

      (b) The Company will provide (cause the Bank to provide) Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health and accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Company and the Bank in the future to its senior executives and key management employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan, or pursuant to any arrangement of the Company and the Bank, in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, except as provided under Section 5(e).

      (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Company shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.    PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

      (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Company or the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof; disability, as defined in
Section 6(a) hereof; death; retirement, as defined in Section 7 hereof; or for Cause, as defined in Section 8 hereof; (ii) Executive's resignation from the Bank's employ, upon (A) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above (any such material change shall be deemed a continuing breach of this Agreement) , (B) a relocation of Executive's principal place of employment by more than 35 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (C) the liquidation or dissolution of the Bank, or (D) any breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B) , (C) , or
(D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty
(60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

      (b) Upon the occurrence of an Event of Termination, the Company shall pay Executive or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement, including Base Salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank or the Company as of the Date of Termination), to the Executive for the term of the Agreement provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. All payments made pursuant to this Section 4(b) shall be paid in substantially equal monthly installments over the remaining term of this Agreement following the Executive's termination; provided, however, that if the remaining term of the Agreement is less than one (1) year (determined as of the Executive's Date of Termination) , such payments and benefits shall be paid to the Executive in a lump sum within 30 days of the Date of Termination.

      (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company or the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.    CHANGE IN CONTROL.

      (a) No benefit shall be payable under this Section 5 unless there shall have occurred a Change in Control of the Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Company shall mean an event of a nature that: (i) it would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Company's outstanding securities except for any securities purchased by the Company's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the resulting entity occurs; (iii) any event which would be described in (i) or (ii) above if the term "Bank" were substituted for the term "Company" therein or any event that results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks, as in effect on the date hereof (provided that in applying the definition of change in control as set forth in the rules and regulations of the FDIC, the Board of the Company and the Bank shall substitute their judgment for that of the FDIC).

      In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them.

      (b) If any of the events described in Section 5 (a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement), unless such termination is because of his death, retirement as provided in Section 7, termination for Cause, or termination for Disability.

      (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Company shall pay (or shall cause the Bank to pay) Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times the Executive's "base amount," within the meaning of [SECTION] 280G(b)(3) of the Internal Revenue Code of 1986. Such payment shall be made in a lump sum paid within ten (10) days of the Executive's Date of Termination.

      (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company and the Bank for Executive prior to his severance. In addition, Executive shall be entitled to receive the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Company or the Bank as of the Date of Termination. Such coverage and payments shall cease upon the expiration of thirty-six months.

      (e) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Company and the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company or the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive upon a Change in Control.

6.    TERMINATION FOR DISABILITY.

      (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Company or the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given, he shall not have returned to the full-time performance of his duties, the Company or the Bank may terminate Executive's employment for "Disability."

      (b) The Company will pay (or cause the Bank to pay) Executive, as disability pay, a payment equal to three-quarters (3/4) of Executive's weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Company or the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Company or the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Company or the Bank providing disability benefits to the Executive. Any medical insurance premiums paid by the employer, however, are not to reduce the disability payments to the Executive.

      (c) The Company will cause (or will cause the Bank) to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company or the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Company or the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Company or the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65;
(iv) the Executive's death; or (v) the expiration of the term of this Agreement.

      (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.    TERMINATION UPON RETIREMENT; DEATH OF THE EXECUTIVE.

      Termination by the Company or the Bank of the Executive based on "Retirement" shall mean retirement at age 65 or age of full Social Security eligibility, whichever is later; or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Company or the Bank and other plans to which Executive is a party. Upon the death of the Executive during the term of this Agreement, the Company shall pay (or shall cause the Bank to pay) to the Executive's estate the compensation due to the Executive through the last day of the calendar month in which his death occurred.

8.    TERMINATION FOR CAUSE.

      The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Company, the Bank or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order concerning conduct which results in substantial loss to the Company, the Bank or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company, the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons thereof. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options granted to Executive within the twelve months prior to termination for Cause under any stock option plan or any unvested awards granted under any other stock benefit plan of the Company, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 10 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9.    REQUIRED PROVISIONS.

      (a) The Company or the Bank may terminate the Executive's employment at any time, but any termination by the Company or the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 herein.

      (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

      (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8 (e) (4) or (g) (1) of the FDIA (12 U. S. C. 1818 (e) (4) or (g)
(1) all obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      (d) If the Bank is in default (as defined in Section 3 (x) (1) of the FDIA) , all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

      (e) All obligations under this Agreement may be terminated: (i) by the Commissioner of Banks (the "Commissioner") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA and (ii) by the Commissioner, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner or the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. [SECTION]1828(k) and any regulations promulgated thereunder.

10.   NOTICE.

      (a) Any purported termination by the Company or the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) days period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

      (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay (or cause the Bank to pay) Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

11.   CONFIDENTIALITY.

      Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company, the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company, the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

12.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

      This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including all terms of the Prior Agreement between the Bank and Executive. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.   NO ATTACHMENT.

      Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

14.   MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.   GOVERNING LAW.

      This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, unless otherwise specified herein.

18.   INDEMNIFICATION.

      The Company shall provide (or shall cause the Bank to provide) Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers', liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company or the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

19.   NON-DUPLICATION.

      In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Executive by such other employee shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Company and all of its direct or indirect subsidiaries, including the Bank.

20.   COMPANY AND AFFILIATES.

      The Company may satisfy its obligations under this Agreement either directly or indirectly through one or more direct or indirect subsidiaries or affiliates. The Executive agrees that this Agreement requires that the Executive make his services available to the Company, the Bank and their respective direct or indirect subsidiaries or affiliates as determined by the respective Boards of Directors of the Company and the Bank within the terms and conditions set forth in this Agreement.

21.   SUCCESSORS AND ASSIGNS.

      This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their seal to be affixed hereunto by its duly authorized officers and directors, and Executive has signed this Agreement, on the day of July, 1999.


ATTEST:                                FALMOUTH BANCORP, INC.

                                       By: /s/ Santo P. Pasqualucci
------------------------------             ---------------------------
(SEAL)                                     Santo P. Pasqualucci
                                           President and Chief Executive
                                            Officer


/s/ Walter A. Murphy                       /s/ George E. Young, III
------------------------------             ---------------------------
Walter A. Murphy                           George E. Young, III
Chairman, Board of Directors               Vice President and Chief
                                            Financial Officer